Exhibit 99.1

For Release: Wednesday, April 20, 2022 at 4:30 pm (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA DECLARES

QUARTERLY CASH DIVIDEND

SHREVEPORT, La — April 20, 2022 — Home Federal Bancorp, Inc. of Louisiana (the “Company”) (NASDAQ: HFBL), the holding company for Home Federal Bank, announced today that its Board of Directors at their meeting on April 20, 2022, declared a quarterly cash dividend of $0.10 per share on the Company’s common stock. The dividend is payable on May 16, 2022, to the shareholders of record at the close of business on May 2, 2022.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its nine full-service banking offices and home office in northwest Louisiana. Additional information is available at www.hfb.bank.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Contact:
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, Chairman of the Board, President and Chief Executive Officer (318) 222-1145